As filed with the Securities  and Exchange  Commission on June 18, 1999
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                             ----------------------

                              KOMAG, INCORPORATED
               (Exact name of registrant as specified in charter)


          Delaware                                      94-2914864
  (State of incorporation)               (I.R.S. employer identification number)

                             ----------------------

                            1704 Automation Parkway
                               San Jose, CA 95141
                                 (408) 576-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                               Stephen C. Johnson
                     President and Chief Executive Officer
                              Komag, Incorporated
                            1704 Automation Parkway
                               San Jose, CA 95131
                                 (408) 576-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:
                                 Alan K. Austin
                                  Brian C. Erb
                                James C. Creigh
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                              Palo Alto, CA 94304

                             ----------------------

         Approximate Date of Commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.
                             ----------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                          Proposed Maximum     Proposed Maximum       Amount of
                                                       Amount to be       Aggregate Price     Aggregate Offering     Registration
Title of Each Class of Securities to be Registered      Registered          Per Unit(1)            Price(1)              Fee
------------------------------------------------------------------------------------------------------------------------------------
Debt securities and warrants .........................                          --
------------------------------------------------------------------------------------------------------------------------------------
Preferred stock, par value $0.01 per share ...........                          --
------------------------------------------------------------------------------------------------------------------------------------
Depositary shares representing preferred stock(2) ....                          --
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per share (3) ..........                          --
------------------------------------------------------------------------------------------------------------------------------------
Totals ............................................... $150,000,000             --                 $150,000,000       $ 41,700
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of securities registered hereunder. No separate consideration will be received for common stock, preferred stock, debt securities or warrants that are issued upon conversion or exchange of debt securities, preferred stock, depositary shares or warrants.

(2) To be represented by depositary receipts representing an interest in all or a specified portion of a share of preferred stock.

(3) There is also registered hereunder such indeterminate number of shares of common stock as may from time to time be issued upon conversion or exchange of debt securities, preferred stock or warrants registered hereunder.

                             ----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED _______________, 1999

PROSPECTUS

                                     [LOGO]

                              KOMAG, INCORPORATED

         Debt Securities, Warrants, Preferred Stock, Depositary Shares and Common Stock

         We may offer from time to time up to $150,000,000 of our debt securities, warrants, preferred stock, depositary shares, or common stock.

         When we offer securities, we will provide you with a prospectus supplement or term sheet relating to such securities. You should read this prospectus and the prospectus supplement or term sheet carefully before you invest. The prospectus supplement or term sheet for each offering of securities will describe in more detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see "Plan of Distribution" in this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available from the SEC's Website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

         * Our quarterly report on Form 10-Q for our fiscal quarter ended April 4, 1999;

         *        Our current report on Form 8-K dated April 16, 1999;

         * Our annual report on Form 10-K for our fiscal year ended January 3, 1999;

         *        The   description  of  our  common  stock   contained  in  our
                  registration statement on Form 8-A filed with the SEC on April 29, 1988; and

         * Any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act.

         We will provide you with a copy of these filings, at no cost, if you write or telephone our Corporate Secretary at the following address:

                              Komag, Incorporated
                            1704 Automation Parkway
                               San Jose, CA 95131
                                 (408) 576-2000

         You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Forward-looking statements can typically be identified by the use of words such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like. These statements appear in a number of places in this prospectus and include statements regarding our intentions, plans, strategies, beliefs or current expectations with respect to, among other things:

         *        our financial prospects;

         *        our financing plans;

         *        trends affecting our financial condition or operating results;

         * our strategies for growth, operations, and product development and commercialization; and

         * conditions or trends in or factors affecting the computer or hard disk drive industry.

         Forward-looking statements are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained or incorporated by reference in this prospectus identifies important factors that could cause such differences. Among the factors that could cause actual results to differ are the following: We sell a single product into a market characterized by rapid technological change and sudden shifts in the balance between supply and demand. Further, we are dependent on a limited number of customers, some of whom also manufacture some or most of their own disks internally. Competition in the market, defined by both technology offerings and pricing, can be intense, especially during times of excess available capacity such as has been prevalent since 1998. We have a high fixed-cost structure that can cause operating results to vary dramatically with changes in product yields and utilization of our equipment and factories. In addition, our business requires substantial investments for research and development activities and for physical assets such as equipment and facilities that are dependent on our access to financial resources. These and other risks are discussed more fully in this prospectus and the documents incorporated by reference in this prospectus. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  THE COMPANY

         Komag, Incorporated designs, manufactures and markets thin-film media (disks), the primary storage medium for digital data used in computer hard disk drives. We believe we are the world's largest independent manufacturer of thin-film media and are well positioned as a broad-based strategic supplier of choice for the industry's leading disk drive manufacturers. Our business strategy relies on the combination of advanced technology and high-volume manufacturing. Our products serve the desktop and enterprise segments of the disk drive market and are used in products such as personal computers, disk arrays, network file servers and engineering workstations. We manufacture leading-edge disk products primarily for 3 1/2-inch form factor hard disk drives.

         Komag was organized in 1983 and is incorporated in the State of Delaware. Our principal executive offices are located at 1704 Automation Parkway, San Jose, California 95131 and our telephone number is (408) 576-2000.

                                USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the securities to repay indebtedness and for general corporate purposes, unless otherwise specified in the prospectus supplement relating to such securities. Pending such applications, we will invest the net proceeds in interest-bearing investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratios of earnings to fixed charges for the periods indicated:


                                                                       Fiscal
                                                                       Quarter
                                                 Fiscal Year            Ended
                                      -------------------------------  April 4,
                                      1994   1995   1996  1997  1998    1999
                                      ----   ----   ----  ----  ----    ----
Ratio of earnings to fixed charges    15.0   31.8   35.3  N/A    N/A     N/A

         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes, minority interest and equity in joint venture income (loss) plus fixed charges. "Fixed charges" consist of interest expense incurred and the portion of rental expense under operating leases deemed by us to represent interest. Our earnings were inadequate to cover fixed charges for fiscal 1997 and 1998 and our fiscal quarter ended April 4, 1999 by approximately $37.8 million, $338.8 million and $19.5 million, respectively.

                                 THE SECURITIES

         We intend to sell from time to time:

         * senior or subordinated debt securities, either of which may be convertible into common stock;

         *        preferred stock;

         *        depositary shares representing preferred stock;

         *        common stock; or

         *        warrants to purchase common stock.

         All of the foregoing are collectively called the "Securities." The Securities may be offered independently or together with other Securities and may be attached to, or separate from, such other Securities. The Securities will be offered to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement. The Securities offered pursuant to this prospectus may be offered in one or more series of up to $150,000,000 aggregate public offering price, as we will designate at the time of offering.

                         DESCRIPTION OF DEBT SECURITIES

         Debt securities will be issued pursuant to an Indenture to be entered into between Komag and a qualified trustee to be specified in an applicable prospectus supplement (the "Trustee").

         The Indenture will fix the terms of such debt securities, including:

         (1) the aggregate principal amount of such debt securities and whether there is any limit upon the aggregate principal amount of such debt securities that may be subsequently issued;

         (2)      the date on which such debt securities will mature;

         (3) the principal amount payable with respect to such debt securities whether at maturity or upon earlier acceleration, and whether such principal amount will be determined with reference to an index, formula or other method;

         (4) the rate or rates per annum (which may be fixed or variable) at which such debt securities will bear interest, if any;

         (5)      the dates on which such interest, if any, will be payable;

         (6) the provisions for redemption of such debt securities, if any, the redemption price and any remarketing arrangements relating thereto;

         (7) the sinking fund requirements, if any, with respect to such debt securities;

         (8) whether such debt securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies;

         (9) the form (registered or bearer or both) in which such debt securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such debt securities in either form;

         (10) whether and under what circumstances we must pay additional amounts in respect of such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected debt securities rather than pay such additional amounts;

         (11)     whether such debt securities are to be issued in global form;

         (12) the title of the debt securities and the series of which such debt securities shall be a part;

         (13)     the denominations of such debt securities;

         (14) whether, and the terms and conditions relating to when, we may satisfy certain of our obligations with respect to such debt securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders thereof securities or a combination of cash, other securities and/or property;

         (15) the terms of the debt securities with respect to the Events of Default set forth in the Indenture;

         (16) the terms, if any, upon which the debt securities may be convertible into our common stock and the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, and the conversion period;

         (17) whether, and the terms and conditions relating to when, the debt securities may be transferred separately from warrants when such debt securities and warrants are issued together; and

         (18)     any other terms of the debt securities.

         Reference is made to the prospectus supplement for the terms of the debt securities being offered thereby, including whether such debt securities are senior debt securities or subordinated debt securities. We may deliver to purchasers of Securities a term sheet instead of a prospectus supplement. This prospectus may be delivered prior to or concurrently with a term sheet.

         Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as debt securities. The prospectus supplement or term sheet relating to any issue of debt securities will describe any such considerations.

         The debt securities will be issued, to the extent provided in the prospectus supplement or term sheet, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the prospectus supplement. No service charge will be made for any registration of transfer of registered debt securities or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. The Indenture will provide that debt securities issued thereunder may be issued in global form. If any series of debt securities is issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of any such global debt securities may exchange such interests for debt securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal and any premium, additional amounts, and interest on, a global Debt Security will be payable or deliverable in the manner described in the applicable prospectus supplement.

                         DESCRIPTION OF PREFERRED STOCK

         The following description sets forth general terms of preferred stock that we may issue. The terms of any series of the preferred stock will be described in the prospectus supplement relating to the preferred stock being offered thereby. The description set forth below and in any prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Restated Certificate of Incorporation (the "Certificate of Incorporation"), which is filed as an exhibit to the Registration Statement and the Certificate of Designations (the "Certificate of Designations") relating to each particular series of the preferred stock, which will be filed with the SEC at or prior to the time of sale of such preferred stock.

         Pursuant to the Certificate of Incorporation, we are authorized to issue up to 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. Our Board of Directors has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of June 17, 1999, we had no shares of preferred stock outstanding.

         In addition, as described under "Description of Depositary Shares," we may offer depositary shares evidenced by depositary receipts, each representing a fraction (to be specified in the prospectus supplement relating to the depositary shares offered thereby) of a share of the particular series of preferred stock issued and deposited with a depositary, in lieu of offering full shares of such series of preferred stock.

         The preferred stock will have the dividend, liquidation, redemption, voting and conversion or exchange rights specified in the prospectus supplement relating to the particular series of preferred stock offered thereby. In addition, the applicable prospectus supplement will describe the other terms of the preferred stock, including, where applicable, the following:

         (1) the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

         (2)      the offering price;

         (3) the dividend rate (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

         (4)      any redemption or sinking fund provisions;

         (5)      any conversion or exchange provisions;

         (6)      voting rights, if any;

         (7) to the extent permitted by applicable law, whether such preferred stock will be issued in certificated or book-entry form;

         (8) whether such preferred stock will be listed on a national securities exchange or the Nasdaq Stock Market;

         (9)      information with respect to book-entry procedures, if any; and

         (10) any additional rights, preferences, privileges, limitations and restrictions of such preferred stock (which may not be inconsistent with the provisions of the Certificate of Incorporation or the Certificate of Designations establishing such series of preferred stock).

         The preferred stock will be, when issued against payment therefor, fully paid and nonassessable. Holders thereof will have no preemptive rights to subscribe for any additional securities that we may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank on a parity with all other outstanding series of preferred stock issued by us as to payment of dividends (except with respect to cumulation thereof) and as to the distribution of assets upon our liquidation, dissolution, or winding up. Each series of preferred stock will rank prior to the common stock, and any other capital stock of ours that is expressly made junior to such series of preferred stock.

         Unless otherwise specified in the applicable prospectus supplement, ChaseMellon Shareholder Services LLC, will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

                        DESCRIPTION OF DEPOSITARY SHARES

         We may issue receipts for depositary shares, each of which will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under deposit agreements to be entered into among Komag, a bank or trust company, as depository, and the holders from time to time of the depositary receipts. A copy of the form of deposit agreement, including the form of certificates representing the depositary receipts, will be filed as an exhibit to the Registration Statement prior to the issuance of any depositary shares.

         The depositary shares are to be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue the depositary receipts on our behalf. Subject to the terms of the applicable deposit agreement, each holder of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby (including dividend, voting, conversion, redemption and liquidation rights), all as will be set forth in the prospectus supplement relating to the depositary receipts offered thereby.

         The depositary shares will have the dividend, liquidation, redemption, voting and conversion or exchange rights specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the other terms of depositary shares offered thereby, the deposit agreement relating to such depositary shares and the depositary receipt certificates representing such depositary shares, including the following:

         (1) the designation, stated value and liquidation preference of such depositary shares and the number of shares offered;

         (2)      the offering price or prices;

         (3) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

         (4)      any redemption or sinking fund provisions;

         (5)      any conversion or exchange provisions;

         (6)      any material risk factors relating to such depositary shares;

         (7)      the identity of the depositary; and

         (8)      any other terms of such depositary shares.

                             DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase of common stock. Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the warrants offered thereby. A copy of the form of warrant agreement, including the form of warrant certificates representing the warrants reflecting the provisions to be included in the warrant agreements that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to the Registration Statement prior to the issuance of any warrants.

         The applicable prospectus supplement will describe the terms of the warrants offered thereby, the warrant agreement relating to such warrants and the warrant certificates, including the following:

         (1)      the offering price or prices;

         (2) the aggregate number of shares of common stock that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

         (3) the number of Securities, if any, with which such warrants are being offered and the number of such warrants being offered with each such Security;

         (4) the date on and after which such warrants and the related Securities, if any, will be transferable separately;

         (5) the number of shares of common stock purchasable upon exercise of each such warrant and the price at which such number of shares of common stock may be purchased upon such exercise, and events or conditions under which such number of shares may be subject to adjustment;

         (6) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

         (7) the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

         (8)      any material risk factors relating to such warrants;

         (9)      the identity of the warrant agent; and

         (10)     any  other  terms  of  such  warrants   (which  shall  not  be
                  inconsistent with the provisions of the warrant agreement).

         Warrant certificates may be exchanged for new warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of shares of the common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or the right to vote such underlying common stock.

         Prospective purchasers of warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The prospectus supplement relating to any issue of warrants will describe such considerations.

                              PLAN OF DISTRIBUTION

         We may sell the Securities to or through underwriters, through or to dealers, directly to one or more purchasers, or through agents. The prospectus supplement with respect to the Securities offered thereby will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Securities and the proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and any securities exchanges on which the Securities may be listed.

         If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters or agents. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the prospectus supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters or agents to purchase the Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         If dealers are used in the sale of Securities with respect to which this prospectus is delivered, we will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

         We may sell Securities directly or through agents from time to time at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Securities with respect to which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         In connection with the sale of the Securities, underwriters or agents may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         If so indicated in the prospectus supplement, we will authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

         Agents, dealers, and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

         Some of our stockholders may sell shares of our common stock pursuant to this prospectus. If these stockholders elect to sell shares of common stock, we will provide the selling stockholder information required by Item 507 of SEC Regulation S-K in the prospectus supplement.

         The Securities may or may not be listed on a national securities exchange or the Nasdaq Stock Market.

                                 LEGAL MATTERS

         The validity of the Securities will be passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.

                                    EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 3, 1999, as set forth in their report, which as to the three years ended January 3, 1999 is based in part on the reports of Chuo Corporation, independent auditors, and which is incorporated by reference in this prospectus and elsewhere in the registration statement. The report of Ernst & Young LLP contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses (other than underwriting discounts and commissions), which, other than the SEC registration fee, are estimates, payable by the Company in connection with the sale and distribution of the securities registered hereby:

                   SEC registration fee ................      $41,700
                   Printing expenses ...................      $
                   Blue Sky fees and expenses ..........      $
                   Trustee's fees and expenses .........      $
                   Accountants' fees and expenses ......      $
                   Legal fees and expenses .............      $
                   Miscellaneous .......................      $
                           Total .......................      $

Item 15.  Indemnification of Directors and Officers

         The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty. However, this provision does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability resulting from any transaction in which the director (i) breached his duty of loyalty to the Registrant or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to Section 145 of the Delaware General Corporation Law, entitled to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statue.

         The Registrant has entered into indemnification agreements with its directors and officers which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including Section 145 thereof.

         Agents, dealers, and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Item 16.  Exhibits

See Exhibit Index.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 18, 1999.

                                      KOMAG, INCORPORATED

                                      By:  /s/  Stephen C. Johnson
                                           -------------------------------------
                                           Stephen C. Johnson
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Komag, Incorporated, a Delaware corporation, do hereby constitute and appoint Stephen C. Johnson and William L. Potts, Jr., and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                               Title                                 Date
----------------------           --------------------------------------          -------------
/s/ Stephen C. Johnson           President, Chief Executive Officer and          June 18, 1999
-------------------------        Director (Principal Executive Officer)
    Stephen C. Johnson


      /s/ Tu Chen                Chairman of the Board                           June 18, 1999
-------------------------
          Tu Chen


/s/ William L. Potts, Jr.        Senior Vice President of Finance, Chief         June 18, 1999
-------------------------        Financial Officer and Secretary
    William L. Potts Jr.         Principal Financial and Accounting
                                 Officer)

    /s/ Chris A. Eyre            Director                                        June 18, 1999
-------------------------
        Chris A. Eyre


  /s/ Irwin Federman             Director                                        June 18, 1999
-------------------------
      Irwin Federman


   /s/ George A. Neil            Director                                        June 18, 1999
-------------------------
       George A. Neil


                                 Director
-------------------------
      Max Palevsky


/s/ Michael R. Splinter          Director                                        June 18, 1999
-------------------------
    Michael R. Splinter


    /s/ Anthony Sun              Director                                        June 18, 1999
-------------------------
        Anthony Sun


/s/ Masayoshi Takebayashi        Director                                        June 18, 1999
-------------------------
    Masayoshi Takebayashi


                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------       --------------------------------------------------------------

     1.1*         Form of Underwriting Agreement

     4.1*         Indenture

     4.2*         Form of Note

     4.3*         Certificate of Designations for Preferred Stock

     4.4*         Specimen Certificate Representing shares of Preferred Stock

     4.5*         Depositary Agreement

     4.6*         Specimen Depository Receipt Representing Depositary Shares

     4.7*         Warrant Agreement

     4.8*         Form of Warrant

     5.1*         Opinion of Wilson Sonsini Goodrich & Rosati

     12.1         Statement Regarding  Computation of Ratio of Earnings to Fixed
                  Charges

     23.1         Consent of Ernst & Young LLP, Independent Auditors

     23.2         Consent of Chuo Audit Corporation

     23.3*        Consent of Wilson Sonsini Goodrich & Rosati (see Exhibit 5.1)

     24.1         Powers of Attorney (see signature page)

     25.1*        Statement of Eligibility of Trustee

----------------------------
*       To be filed by amendment.